NEW DEVONSHIRE, WEST, LIMITED PARTNERSHIP,
An Ohio Limited Partnership

CERTIFICATION AND AGREEMENT

CERTIFICATION AND AGREEMENT made as of January 30, 1997, by New Devonshire, West, Limited Partnership, An Ohio Limited Partnership (the "Operating Partnership"); Leonard F. Gorsuch and Fairfield Homes, Inc., its general partners (the "General Partners"); and Leonard F. Gorsuch and Fairfield Homes, Inc., its limited partners (the "Withdrawing Original Limited Partners") for the benefit of Boston Capital Tax Credit Fund IV, L.P., a Delaware limited partnership, (the "Investment Partnership"), BCTC 94, Inc., and Calhoun, Kendrick & Wheeler, and certain other persons or entities described herein.

WHEREAS, the Operating Partnership proposes to admit the Investment Partnership as a limited partner thereof pursuant to an Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of January 30, 1997 (the "Operating Partnership Agreement"), and in accordance with which the Investment Partnership will make substantial capital contributions to the Operating Partnership;

WHEREAS, the Investment Partnership and Boston Capital have relied upon certain information and representations described herein in evaluating the merits of investment by the Investment Partnership in the Operating Partnership; and

WHEREAS, Calhoun, Kendrick & Wheeler, as counsel for the
Investment Partnership, will rely upon such information and representations in connection with its delivery of certain opinions with respect to this transaction;

NOW, THEREFORE, to induce the Investment Partnership to enter into the Operating Partnership Agreement and become a limited partner of the Operating Partnership, and for $1.00 and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Operating Partnership, the General Partners and the Withdrawing Original Limited Partners hereby agree as follows for the benefit of the Investment Partnership, Boston Capital, Calhoun, Kendrick & Wheeler, and certain other persons hereinafter described.

1.  Representations, warranties and Covenants of the Operating
Partnership and the General Partners

The Operating Partnership and the General Partners jointly and severally represent, warrant and certify to the Investment
Partnership, Boston Capital, and Calhoun, Kendrick & Wheeler, that, with respect to the Operating Partnership, as of the date hereof:

1.01 The Operating Partnership is duly organized and in good standing as a limited partnership pursuant to the laws of the State of Ohio with full power and authority to own the apartment complex (the "Apartment Complex") and conduct its business; the Operating Partnership, the General Partners and the Withdrawing Original Limited Partners have the power and authority to enter into and perform this Certification and Agreement; the execution and delivery of this Certification and Agreement by the Operating Partnership, the General Partners and the Withdrawing Original Limited Partners have been duly and validly authorized by all necessary action; the execution and delivery of this Certification and Agreement, the fulfillment of its terms and consummation of the transactions contemplated hereunder do not and will not conflict with or result in a violation, breach or termination of or constitute a default under (or would not result in such a conflict, violation, breach, termination or default with the giving of notice or passage of time or both) any other agreement, indenture or instrument by which the Operating Partnership or General Partners or Withdrawing Original Limited Partners are bound or any law, regulation, judgment, decree or order applicable to the Operating Partnership or the General Partners or the Withdrawing Original Limited Partners or any of their respective properties; this Certification and Agreement constitutes the valid and binding agreement of the Operating Partnership, the General Partners and the Withdrawing Original Limited Partners, enforceable against each of them in accordance with its terms.

    1.02 The General Partners have delivered to the Investment Partnership, Boston Capital or their affiliates all documents and information which would be material to a prudent investor in deciding whether to invest in the Operating Partnership. All factual information, including without limitation the information set forth in Exhibit A hereto, provided to the Investment Partnership, Boston Capital or their affiliates either in writing or orally, did not, at the time given, and does not, on the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made. Since the date of the financial statements for the General Partners previously delivered, there has been no material adverse change in the financial position of the General Partners. The estimates of occupancy rates, operating expenses, cash flow, depreciation and tax credits set forth on Exhibit A are reasonable in light of the knowledge and experience of the General Partners.

    1.03 As of the date hereof, each of the representations contained in Exhibit B attached hereto is true, accurate and complete as to each of the Operating Partnership, the General Partners and the Withdrawing Original Limited Partners and as to any of their affiliates, any of their predecessors and their affiliates, predecessors, any of their directors, officers, general partners and/or beneficial owners of ten percent (10%) or more of any class of their equity securities (beneficial ownership meaning the power to vote or direct the vote and/or the power to dispose or direct the disposition of such securities), as the case may be, and any promoters presently connected with them in any capacity.

    1.04 Each of the representations and warranties contained in the Operating Partnership Agreement is true and correct as of the date hereof.

    1.05 Each of the covenants and agreements of the Operating Partnership and the General Partners contained in the Operating Partnership Agreement have been duly performed to the extent that performance of any covenant or agreement is required on or prior to the date hereof.

    1.06 All conditions to admission of the Investment Partnership as the investment limited partner of the Operating Partnership contained in the Operating Partnership Agreement have been satisfied.

    1.07 No default has occurred and is continuing under the Operating Partnership Agreement or any of the Project Documents (as said term is defined in the Operating Partnership Agreement) for the Operating Partnership.

    1.08 The General Partners agree to take all actions necessary to claim the Projected Credit, including, without limitation, the filing of a Form 8609 with the Internal Revenue Service.

    1.09 No person or entity other than the Operating Partnership holds any equity interest in the Apartment Complex.

         1.10      The Operating Partnership has the sole
responsibility to pay all maintenance and operating costs, including all taxes levied and all insurance costs, attributable to the Apartment Complex.

    1.11 The Operating Partnership, except to the extent it is protected by insurance and excluding any risk borne by lenders, bears the sole risk of loss if the Apartment Complex is destroyed or condemned or there is a diminution in the value of the Apartment
Complex.

    1.12 No person or entity except the Operating Partnership has the right to any proceeds, after payment of all indebtedness, from the sale, refinancing, or leasing of the Apartment Complex.

    1.13 The General Partners are not related in any manner to the Investment Partnership, nor are the General Partners acting as an agent of the Investment Partnership.

    1.14 The Apartment Complex contains no substance known to be hazardous, such as hazardous waste, lead-based paint, asbestos, methane gas, urea formaldehyde insulation, oil, toxic substances, underground storage tanks, polychlorinated biphenyls (PCBs), and radon; the Apartment Complex is not affected by the presence of oil, toxic substances, or other pollutants that could be a detriment to the Apartment Complex nor is the Operating Partnership in violation of any local, state, or federal law or regulation; and no violation of the Clean Air Act, Clean Water Act, Resource Conservation and Recovery Act, Toxic Substance Control Act, Safe Drinking Water Control Act, Comprehensive Environmental Resource Compensation and Liability Act, or Occupational Safety and Health Act has occurred or is continuing. Neither the Operating Partnership nor the General Partners nor the Withdrawing Original Limited Partners have received any notice from any source whatsoever of the existence of any such hazardous condition relating to the Apartment Complex or of any violation of any local, state or federal law or regulation with respect to the Apartment Complex.

    1.15 The fair market value of the Apartment Complex exceeds the total amount of indebtedness encumbering the Apartment Complex and is expected to continue to do so throughout the term of such indebtedness.

    1.16 No building constituting part of the Apartment Complex was placed in service during the 10-year period prior to its acquisition by the Operating Partnership.

1.17 During the 12-year period prior to its acquisition by the Partnership, there have not been improvements added to depreciable basis with respect to any building constituting part of the Apartment Complex which, during any 24-month period, aggregated 25% or more of the adjusted basis of such building computed without taking into account depreciation deductions, and with respect to which improvements either (a) five-year amortization under Section 167(k) of the Code was elected or (b) the depreciation rules governing property placed in service between January 1, 1981 and December 31, 1986 applied.

    1.18 Those persons that are Partners of the Operating
Partnership and persons related to such partners (including family members) owned 10% or less of the capital interests and 10% or less of the profits interests in the partnership or other entity (including proportionate shares of interest owned indirectly by partners of the Operating Partnership or such related persons through corporations, partnerships, estates or trusts) from which the Partnership acquired the Apartment Complex.

2.     Indemnification

    2.01 The General Partners (for purposes of this Section 2.01,
(the "Indemnifying Parties") agree to indemnify and hold harmless the Investment Partnership and Boston Capital (for purposes of this
Section 2.01, the "Indemnified Parties" or, individually, an "Indemnified Party") and each officer, director, employee and person, if any, who controls any party against any losses, claims, damages or liabilities (collectively, "Liabilities"), joint or several, to which any Indemnified Party or such officer, director, employee or controlling person may become subject, insofar as such Liabilities or actions in respect thereof arise out of or are based upon (i) a breach by such Indemnifying Parties of any of their representations, warranties or covenants to such Indemnified Party or any such of its officers, directors, employees or controlling persons under this Certification and Agreement or (ii) liability under any statute, regulation, ordinance, or other provision of federal, state, or local law or any civil action pertaining to the protection of the environment or otherwise pertaining to public health or employee health and safety, including, without limitation, protection from hazardous waste, lead-based paint, asbestos, methane gas, urea formaldehyde insulation, oil, toxic substance, underground storage tanks, polychlorinated biphenyls (PCBs), and radon; and to reimburse each such Indemnified Party and each such officer, director, employee or controlling person for any legal or other expenses reasonably incurred by it or them in connection with investigating or defending against any such Liability or action; provided, however, that the Indemnifying Parties shall not be required to indemnify any Indemnified Party or any such officer, director, employee or controlling person for any payment made to any claimant in settlement of any Liability or action unless such payment is approved by the Indemnifying Parties or by a court having jurisdiction of the controversy. This indemnity agreement shall remain in full force and effect notwithstanding any investigation made by any party hereto, shall survive the termination of any agreement which refers to this indemnity and shall be in addition to any liability which the Indemnifying Parties may otherwise have.

    2.02 The Indemnifying Parties shall not be liable under the indemnity agreements contained in Section 2.01 unless the Indemnified Party shall have notified the Indemnifying Parties in writing within forty-five (45) business days after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Indemnified Party or any such of its officers, directors, employees or controlling persons, but failure to notify an Indemnifying Parties of any such claim shall not relieve it from any liability which it may have to the Indemnified Party or any such of its officers, directors, employees or controlling persons against whom action is brought otherwise than on account of its indemnity agreement contained in Section 2.01. In case any action is brought against any Indemnified Party or any such of its officers, directors, employees or controlling persons upon any such claim, and it notifies the Indemnifying Parties of the commencement thereof as aforesaid, the Indemnifying Parties shall be entitled to participate at their own expense in the defense, or, if they so elect, in accordance with arrangements satisfactory to the any Indemnifying Parties or parties similarly notified, to assume the defense thereof, with counsel who shall be satisfactory to such Indemnified Party or any such of its officers, directors, employees or controlling persons and any other Indemnified Parties who are defendants in such action; and after notice from the Indemnifying Parties to such Indemnified Party or any such of its officers, directors, employees or controlling persons of its election so to assume the defense thereof and the retaining of such counsel by the Indemnifying Parties, the Indemnifying Parties shall not be liable to such Indemnified Party or any such of its officers, directors, employees or controlling persons for any legal or other expenses subsequently incurred by such Indemnified Party or any such of its officers, directors, employees or controlling persons in connection with the defense thereof, other than the reasonable costs of investigation.

3.  Miscellaneous

3.01 This Certification and Agreement is made solely for the benefit of the Operating Partnership, the General Partners, the Withdrawing Original Limited Partners, Boston Capital, Calhoun, Kendrick & Wheeler and the Investment Partnership (and, to the extent provided in Section 2, the officers, directors, partners, employees and controlling persons referred to therein), and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

3.02 This Certification and Agreement may be executed in several counterparts, each of which shall be deemed to be an original, all of which together shall constitute one and the same instrument.

3.03 Terms defined in the Operating Partnership Agreement and used but not otherwise defined herein shall have the meanings given to them in the Operating Partnership Agreement.

IN WITNESS WHEREOF, the undersigned have set their hands and seals as of the date first above written.


OPERATING PARTNERSHIP        NEW DEVONSHIRE, WEST,
                        LIMITED PARTNERSHIP,

                        By:  Leonard F. Gorsuch
                        Its: General Partner


                        /s/ Leonard F. Gorsuch


                             By:  Fairfield Homes, Inc.
                             Its: General Partner

                             /s/ Leonard F. Gorsuch


GENERAL PARTNER AND          LEONARD F. GORSUCH
INDEMNIFYING PARTY

                        /s/ Leonard F. Gorsuch


GENERAL PARTNER AND          FAIRFIELD HOMES, INC.
INDEMNIFYING PARTY
                        By:  Leonard F. Gorsuch
                             Its: President


                        /s/ Leonard F. Gorsuch

WITHDRAWING ORIGINAL         LEONARD F. GORSUCH
LIMITED PARTNERS


                   /s/ Leonard F. Gorsuch


                             FAIRFIELD HOMES, INC.

                             By:  Leonard F. Gorsuch
                             Its: President

                             /s/ Leonard F. Gorsuch




Exhibit A

NEW DEVONSHIRE, WEST, LIMITED PARTNERSHIP

FACT SHEET

1.  Sources and Uses

A.  Sources
i.  Permanent Mortgages                                 $549,222     (80%)
ii. LIHTC Equity                                             $126,983     (19%)
iii.  General Partner Equity                            $10,165 ( 1%)

    TOTAL
$686,370 (100.00%)

B.  Uses
i.  Total Construction Costs                        $190,765    (28%)
ii. Acquisition Costs (Land and/or Building)
    a.   Land                                                        $ 31,000 (
4%)
    b.   Building                                                $416,658 (60%)
iii.     Architect, Accounting, Legal
     & Engineering                                         $11,100   (2%)
iv. Developer Fees                                          $11,499  (2%)
v.  Construction Interest                                   $2,500   ( 1%)
vi. Loan Fees                                                   $1,900 ( 0%)
vii.  Construction Contingency                        $609 ( 0%)
viii.  Operating Reserve &
    Miscellaneous                                               $15,383   ( 2%)
ix.  LIHTC Fees/Consulting &
    Compliance Monitoring                                      $4,956     ( 1%)

    TOTAL                                                                 $691,8
70  (100.00%)


    Deficit                                                           $5,500

2.  Construction Financing
    A.   Lender                                                 Fairfield
National
                                                                          Bank
    B.   Mortgage Amount                                        $181,335
         i.   Note Date                                         March 13, 1996
         ii.  Interest Rate                                8.50%
iii.  Term                                                    9 months
         iv.  Fee                                                   $453

3.  Permanent Financing
    A.   Lender (First Mortgage)                         RD, USDA
    B.   Mortgage Amount:                                  $357,722
         i.   Note Date:                                            August 22,
1979
         ii.  Interest Rate:                               8% with interest

credit to 1%
         iii. Term:                                                   50 years
         iv.  Amortization:                                 600 installments

A.  Lender (Second Mortgage)                RD, USDA
B.       Mortgage Amount                                       $191,500
i.  Note Date:                                             N/A (upon completion)
         ii.  Interest Rate:                               8.75% with interest

credit to 1%
iii.  Term:                                                  50 years
iv.      Amortization                                 600 installments

4.  Total Construction Costs:                         $190,765

5.  Construction Commencement:                        March, 1996

6.  Construction Completion:                        January, 1997

7.  Eligible Basis:                                             $597,523

8.  Qualified Basis:                                           $597,523

9.  Capital Contribution:
    General Partners                                             $10,165
    Investment Limited Partner                           $126,983

10. Type of Credit:                                            Acquisition and
                                                                          Rehabi
litation

11. Rent-up Schedule:                                        January, 1997

12. Projected Credit to the
    Investment Partnership (99%):                $21,523

13. Total Projected Credit to the
     Operating Partnership (100%):                    $21,740

14. Tax Credit Approval:
    A.   Application
         i.   Filing Date:                                    February 22, 1996
         ii.  Credit Amount Requested:                $21,984

    B.   Reservation
         i.   Date:                                             April 24, 1996
         ii.  Credit Amount Reserved:                      $21,740

    C.   Allocation
         i.   Date:                                                 December
20, 1996
         ii.  Credit Amount Allocated:                     $21,740

15. Apartment Complex
    A.   Name:                                              Devonshire West
Apartments
B.  Address:                                            89-101 Twin Street
                                                                  West
Jefferson, Ohio 43140-1197
    C.   Type of Project:                                  Family

16. Area Median Income:                               $44,600

17. Type of Apartments:                                Garden Apartments

                     #   Unit Sq. Ft.   Basic Rent  Util.Allow.  Market Rent

1BR (60% median)     7       600          255           45            378
2BR (60% median)    12       750          290           50            460


18. Number of Units Receiving
    Rental Assistance:                                      19

19. Annual Operating Expenses
    (beginning 1997):                                        $47,828

20. Replacement Reserve Account
    A.   Annual:                                           $4,500
    B.   Required Total Accumulation:             $45,000

21. Operating Reserve Account:                         $0

22. Amount of Annual Reporting
    Fee to Boston Capital:                                   $1,187

23. Amount of Annual Partnership
    Management Fee:                                        $1,187

24. Amount of Total Depreciable Base
     Allocated to Personal Property:                 $13,607

25. Total Capital Contribution of
    Investment Partnership:                             $126,983

26. Schedule of Capital Contribution

    $126,983 on Admission Date

27. General Partners:                             Leonard F. Gorsuch
                                                               603 Wheeling
Street
                                                               P.O. Box 190
                                                               Lancaster, Ohio
43130-0190

                                                                Fairfield
Homes, Inc.
                                                                603 Wheeling
Street
                                                               P.O. Box 190
                                                               Lancaster, Ohio
43130-0190


28. Ownership Interests
                                                    Normal Operations
Capital Transactions
    A.   General Partners:                          1.0%
     1.0%
    B.   Investment L.P.:                           99.0%
99.0%

29. Management Agent:                                     Gorsuch Management,
Inc.
    Contact Person:                                            Leonard F.
Gorsuch
A.  Address:                                                 603 West Wheeling
Street
                                                                   Lancaster,
Ohio 43130-0190
    B.  Telephone Number:                                 614-653-3583
    C.  Amount of Management Fees:                     8.75% of gross rental
                                            receipts
                                                                      ($25/
month/ occupied unit)

30. Builder:                                               Fairfield Homes, Inc.
    Contact Person:                                            Leonard F.
Gorsuch
A.  Address:                                          603 West Wheeling Street
                                                                   Lancaster,
Ohio 43130-0190
    B.   Telephone Number:                                 614-653-3583
    C.   Builder/Developer Profit:                   $11,499

31. Architect:                                                  George J.
Kontogiannis &
                                            Associates
    Contact Person:                                            George J.
Kontogiannis
A.  Address:                                             400 South Fifth
Street,
                                            Suite 400
                                                                   Columbus,
Ohio
    B.   Telephone Number:                                 614-224-2083

    C.   Amount of Fee:                               $6,000

32. Auditor and Tax Return Preparer:              Kline & London, CPAs
    Contact Person:                                            Stanley Kline
A.  Address:                                          3681 Green Road
                                                                       Suite 402

Beachwood, Ohio 44122
    B.   Telephone Number:                                 614-224-0955
    C.   Fee:                                                   $3,500


33. Federal Taxpayer I.D. Number:               31-1449844



34. Operating Deficit Guarantees:           Leonard F. Gorsuch;
                                            Fairfield Homes, Inc.

    Leonard F. Gorsuch, individually, and Fairfield Homes, Inc., on behalf of the Operating Partnership, shall be obligated to make
Subordinated Loans to the Partnership to cover debt service, operating expenses and the Replacement Reserve Fund to the extent these exceed available operating income.

35. Building Breakdown
    A.   of units:                   19
    B.   of Buildings:            3
 BIN:                                       OH-96-00645-00647


cc: Boston Capital
         Accounting Department



Exhibit B

Certificate of Operating Partnership, General Partners and Withdrawing Original Limited Partners
 Re: Lack of Disqualifications

    The Operating Partnership, its General Partners and its Withdrawing Original Limited Partners (as identified on the Certification and Agreement to which this Certificate is attached as Exhibit B) hereby represent to you that neither (i) the Operating Partnership, (ii) any predecessor of the Operating Partnership, (iii) any of the Operating Partnership's affiliates ("affiliate" meaning a person that controls or is controlled by, or is under common control with, the Operating Partnership) , (iv) any sponsor (meaning any person who (1) is directly or indirectly instrumental in organizing the Operating Partnership or (2) will directly or indirectly manage or participate in the management of the Operating Partnership or (3) will regularly perform, or select the person or entity who will regularly perform, the primary activities of the Operating Partnership), (v) any officer, director, principal or general partner of the Operating Partnership or of any sponsor, (vi) any officer, director, principal, promoter or general partner of the General Partners or Fiscal Partner,
(vii) any beneficial owner of ten per cent or more of any class of the equity securities of the Operating Partnership or of any sponsor (beneficial ownership meaning the power to vote or direct the vote and/or the power to dispose or direct the disposition of such securities), (viii) any promoter of the Operating Partnership (meaning any person who, acting alone or in conjunction with one or more other persons, directly or indirectly has taken, is taking or will take the initiative in founding and organizing the business of the operating Partnership or any person who, in connection with the founding and organizing of the business or enterprise of the Operating Partnership, directly or indirectly receives in consideration of services or property, or both services and property, ten per cent or more of any class of securities of the Operating Partnership or ten per cent or more of the proceeds from the sale of any class of such securities; provided, however, a person who receives such securities or proceeds either solely as underwriting commissions or solely in consideration of property shall not be deemed a promoter if such person does not otherwise take part in founding and organizing the enterprise) presently connected with the Operating Partnership in any capacity:

(1) Has filed a registration statement which is the subject of any pending proceeding or examination under the securities laws of any jurisdiction, or which is the subject of any refusal order or stop order thereunder entered within five years prior to the date hereof;

    (2) Has been convicted of or pleaded nolo contendere to a misdemeanor or felony or, within the last ten years, been held liable in a civil action by final judgment of a court based upon conduct showing moral turpitude in connection with the offer, purchase or sale of any security, franchise or commodity (which term, for the purposes of this Certificate shall hereinafter include commodity futures contracts) or any other aspect of the securities or commodities business, or involving racketeering, the making of a false filing or a violation of Sections 1341, 1342 or 1343 of Title 18 of the United States Code or arising out of the conduct of the business of an issuer, underwriter, broker, dealer, municipal securities dealer, or investment adviser, or involving theft, conversion, misappropriation, fraud, breach of fiduciary duty, deceit or intentional wrongdoing including, but not limited to, forgery, embezzlement, obtaining money under false pretenses, larceny fraudulent conversion or misappropriation of property or conspiracy to defraud, or which is a crime involving moral turpitude, or within the last five years of a misdemeanor or felony which is a criminal violation of statutes designed to protect consumers against unlawful practices involving insurance, securities, commodities, real estate, franchises, business opportunities, consumer goods or other goods and services;

(3) Is subject to (a) any administrative order, judgment or decree entered within five years prior to the date hereof entered or issued by or procured from a state securities commission or administrator, the Securities and Exchange Commission ("SEC"), the Commodities Futures Trading Commission or the U.S. Postal Service, or to (b) any administrative order or judgment, arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser, or involving deceit theft, fraud or fraudulent conduct, or breach of fiduciary duty, or which is based upon a state banking, insurance, real estate or securities law or (c) has been the subject of any administrative order, judgment or decree in any state in which fraud, deceit, or intentional wrongdoing, including, but not limited to, making untrue statements of material fact or omitting to state material facts, was found;

(4) Is subject to any pending proceeding in any jurisdiction relating to the exemption from registration of any security or offering, or to any order, judgment or decree in which registration violations were found or which prohibits, denies or revokes the use of any exemption from registration in connection with the offer, purchase or sale of securities, or to an SEC censure or other order based on a finding of false filing;

    (5) Is subject to any order, judgment or decree of any court or regulatory authority of competent jurisdiction entered within five years prior to the date hereof, temporarily, preliminarily or permanently restraining or enjoining such persons from engaging in or continuing any conduct or practice in connection with any aspect of the securities or commodities business or involving the making of any false filing or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser, or which restrains or enjoins such person from activities subject to federal or state statutes designed to protect consumers against unlawful or deceptive practices involving insurance, banking, commodities, real estate, franchises, business opportunities, consumer goods and services, or is subject to a United States Postal Service false representation order entered within five years prior to the date hereof, or is subject to a temporary restraining order or preliminary injunction with respect to conduct alleged to have violated section 3005 of Title 39, United States Code;

(6) Is suspended or expelled from membership in, or suspended or barred from association with a member of, an exchange registered as a national securities exchange, an association registered as a national securities association, or any self-regulatory organization registered pursuant to the Securities Exchange Act of 1934, or a Canadian securities exchange, or association or self-regulatory organization operating under the authority of the Commodity Futures Trading Commission, or is subject to any currently effective order or order entered within the past five years of the SEC, the Commodity Futures Trading Commission or any state securities administrator denying registration to, or revoking or suspending the registration of, such person as a broker-dealer, agent, futures commission merchant, commodity pool operator, commodity trading adviser or investment adviser or associated person of any of the foregoing, or prohibiting the transaction of business as a broker-dealer or agent;

(7) Has, in any application for registration or in any report required to be filed with, or in any proceeding before the SEC or any state securities commission or any regulatory authority willfully made or caused to be made any statement which was at the time and in the light of the circumstances under which it was made false or misleading with respect to any material fact, or has willfully omitted to state in any such application, report or proceeding any material fact which is required to be stated therein or necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, or has willfully failed to make any required amendment to or supplement to such an application, report or statement in a timely manner;

(8) Has willfully violated any provision of the Securities Act of 1933, the Securities Exchange Act of 1934, the Trust Indenture Act of 1939, the Investment Advisers Act of 1940, the Investment Company Act of 1940, the Commodity Exchange Act of 1974 or the securities laws of any state, or any predecessor law, or of any rule or regulation under any of such statutes;

(9) Has willfully aided, abetted, counseled, commanded, induced or procured the violation by any other person of any of the statutes or rules or regulations referred to in subsection (8) hereof;

 (10) Has failed reasonably to supervise his agents, if he is a broker-dealer, or his employees, if he is an investment adviser, but no person shall be deemed to have failed in such supervision if there have been established procedures, and a system for applying such procedures, which would reasonably be expected to prevent and detect, insofar as practicable, any violation of statutes, rules or orders described in subsection (8) and if such person has reasonably discharged the duties and obligations incumbent upon him by reason of such procedures and system without reasonable cause to believe that such procedures and system were not being complied with;

(11) Is subject to a currently effective state administrative order or judgment procured by a state securities administrator within five years prior to the date hereof or is subject to a currently effective United States Postal Service fraud order or has engaged in dishonest or unethical practices in the securities business or has taken unfair advantage of a customer or is the subject of sanctions imposed by any state or federal securities agency or self-regulatory agency;

(12) Is insolvent, either in the sense that his liabilities exceed his assets or in the sense that he cannot meet his obligations as they mature, or is in such financial condition that he cannot continue his business with safety to his customers, or has not sufficient financial responsibility to carry out the obligations incident to his operations or has been adjudged a bankrupt or made a general assignment for the benefit of creditors; or

(13) If the Operating Partnership is subject to the requirements of Section 12, 14 or 15 (d) of the Securities Exchange Act of 1934, then the Operating Partnership has filed all reports required by those Sections to be filed during the 12 calendar months preceding the date hereof (or for such shorter period that the Operating Partnership was required to file such reports).